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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas F. Karam and David J. Kvapil, or any of them, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of Panhandle Eastern Pipe Line Company, LLC, a Delaware limited liability company and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange.

Dated: March 5, 2004

                                                /s/ GEORGE L. LINDEMANN
                                                -------------------------------
                                                George L. Lindemann

                                                /s/ JOHN E. BRENNAN
                                                -------------------------------
                                                John E. Brennan

                                                /s/ THOMAS F. KARAM
                                                -------------------------------
                                                Thomas F. Karam